EXHIBIT 99.1

FOR MORE INFORMATION, CONTACT:
David H. Hoster II, President and Chief Executive Officer
N. Keith McKey, Chief Financial Officer
(601) 354-3555

EASTGROUP PROPERTIES ANNOUNCES RECORD SETTING
THIRD QUARTER 2014 RESULTS

•	Funds from Operations of $28.1 Million ($.89 Per Share) for the Quarter Compared to $25.3 Million ($.83 Per Share) for the Same Quarter Last Year, an Increase of 7.2% Per Share

•	Net Income Attributable to Common Stockholders of $17.7 Million ($.56 Per Share) for the Quarter

•	Same Property Net Operating Income Growth of 3.7% for the Quarter; 5.9% Increase Without Straight-Line Rent Adjustments

•	96.8% Leased, 96.2% Occupied as of September 30, 2014

•	Renewed or Re-Leased 88% of Expiring Square Feet During the Quarter

•	Rental Rates on New and Renewal Leases Increased an Average of 6.9% for the Quarter

•	Sold Three Properties (252,000 Square Feet) in Houston and Tampa for $14.1 Million

•	19 Projects (1.6 Million Square Feet) in the Company’s Development Program at September 30, 2014 With a Projected Total Investment of $116 Million

•	Transferred Six Development Projects (584,000 Square Feet) to the Real Estate Portfolio During the Quarter

•	Paid 139th Consecutive Quarterly Cash Dividend – Increased the Dividend by $.03 Per Share (5.6%) to $.57 Per Share

•	Issued 310,410 Shares of Common Stock During the Quarter With Gross Proceeds of $20.0 Million

•	Interest and Fixed Charge Coverages of 4.2x for the Quarter

JACKSON, MISSISSIPPI, October 16, 2014 - EastGroup Properties, Inc. (NYSE-EGP) announced today the results of its operations for the three and nine months ended September 30, 2014.

Commenting on EastGroup’s performance for the quarter, David H. Hoster II, President and CEO, stated, “We continued our positive operating momentum resulting in a 7.2% increase in FFO per share in the third quarter as compared to the same quarter in 2013. The FFO of $.89 per share is the highest in EastGroup's history, and we have now achieved FFO per share growth as compared to the previous year's quarter in thirteen of the last fourteen quarters.

"Quarter end occupancy was 96.2% which was our fifth consecutive quarter of 95% or above and our highest level since third quarter 2000. This occupancy and improving rent spreads generated increases in third quarter same property operating results of 5.9% on a cash basis and 3.7% with straight line rent adjustments, our best same property operating results in seven years."

FUNDS FROM OPERATIONS

For the quarter ended September 30, 2014, funds from operations (FFO) were $.89 per share compared to $.83 per share for the same period of 2013, an increase of 7.2% per share.  Property net operating income (PNOI) increased by $3,441,000, or 9.4%, during the third quarter of 2014 compared to the same quarter of 2013.  PNOI increased $1,521,000 from newly developed properties, $1,342,000 from same property operations and $648,000 from 2013 and 2014 acquisitions.

Same property net operating income increased 3.7% for the third quarter of 2014 compared to the same quarter of 2013. Without straight-line rent adjustments, same property net operating income increased 5.9%.  Rental rates on new and renewal leases (6.2% of total square footage) increased an average of 6.9% for the quarter; rental rates decreased 0.4% without straight-line rent adjustments.

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For the nine months ended September 30, 2014, FFO was $2.55 per share compared to $2.39 per share for the same period of 2013, an increase of 6.7% per share. PNOI increased by $9,534,000, or 9.0%, during the nine months ended September 30, 2014 compared to the same period last year. PNOI increased $4,737,000 from newly developed properties, $2,844,000 from 2013 and 2014 acquisitions and $2,113,000 from same property operations.

Same property net operating income increased 2.1% for the nine months ended September 30, 2014, compared to the same period last year. Without straight-line rent adjustments, same property net operating income increased 2.8%. Rental rates on new and renewal leases (13.8% of total square footage) increased an average of 8.0% for the nine months; rental rates increased 0.3% without straight-line rent adjustments.

FFO and PNOI are non-GAAP financial measures, which are defined under Definitions later in this release.  Reconciliations of Net Income to PNOI and Net Income Attributable to EastGroup Properties, Inc. Common Stockholders to FFO are presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

EARNINGS PER SHARE

On a diluted per share basis, earnings per common share (EPS) was $.56 and $1.13 for the three and nine months ended September 30, 2014, respectively, compared to $.28 and $.77 for the same periods of 2013. EPS included gains on sales of real estate investments of $7,417,000 ($.23 per diluted share) and $7,512,000 ($.24 per diluted share) for the three and nine months ended September 30, 2014, respectively; no gains on sales of real estate investments were recorded during the same periods of 2013.

DEVELOPMENT

EastGroup began construction of four business distribution projects during the third quarter. West Road III (78,000 square feet) and Ten West Crossing 7 (68,000 square feet) in Houston have projected total investments of $5.0 million and $4.9 million, respectively. Thousand Oaks 4 in San Antonio will contain 66,000 square feet and has a projected total investment of $5.1 million. Madison II & III in Tampa total 127,000 square feet and have a projected total investment of $8.0 million.

During the first nine months of 2014, EastGroup began construction of 15 development projects containing 1,236,000 square feet with a projected total investment of $88.9 million. These developments, which are located in Houston, San Antonio, Charlotte, Phoenix, Orlando and Tampa, are detailed in the table below.

Development Properties Started in 2014	Size	Actual or Projected Completion Date	Projected Total Costs
	(Square feet)		(In thousands)

Steele Creek III, Charlotte, NC	108,000	07/2014	$8,200
World Houston 41, Houston, TX	104,000	08/2014	6,900
Horizon II, Orlando, FL	123,000	09/2014	8,600
Kyrene 202 I, Phoenix, AZ	75,000	10/2014	6,900
Kyrene 202 II, Phoenix, AZ	45,000	10/2014	3,900
Ten West Crossing 6, Houston, TX	64,000	10/2014	4,800
West Road I, Houston, TX	63,000	10/2014	4,900
West Road II, Houston, TX	100,000	10/2014	6,800
Steele Creek IV, Charlotte, NC	57,000	11/2014	4,300
Alamo Ridge I, San Antonio, TX	96,000	12/2014	6,500
Alamo Ridge II, San Antonio, TX	62,000	12/2014	4,100
West Road III, Houston, TX	78,000	02/2015	5,000
Thousand Oaks 4, San Antonio, TX	66,000	03/2015	5,100
Ten West Crossing 7, Houston, TX	68,000	04/2015	4,900
Madison II & III, Tampa, FL	127,000	05/2015	8,000
Total Development Properties Started	1,236,000		$88,900

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Also during the first nine months of 2014, EastGroup transferred nine development properties to the real estate portfolio as detailed in the table below. All of these projects were started prior to 2014.

Development Properties Transferred to Real Estate Portfolio in 2014	Size	Completion Date	Cumulative Cost as of 9/30/14	Percent Leased as of 10/15/14
	(Square feet)		(In thousands)

Chandler Freeways, Phoenix, AZ	126,000	11/2013	$8,906	100%
Steele Creek I, Charlotte, NC	71,000	02/2014	5,168	100%
Ten West Crossing 3, Houston, TX	68,000	09/2013	4,952	100%
Thousand Oaks 3, San Antonio, TX	66,000	07/2013	5,219	100%
Ten West Crossing 2, Houston, TX	46,000	09/2013	5,204	100%
Ten West Crossing 4, Houston, TX	68,000	02/2014	4,991	88%
Ten West Crossing 5, Houston, TX	101,000	09/2014	6,696	100%
World Houston 37, Houston, TX	101,000	09/2013	6,774	100%
World Houston 40, Houston, TX	202,000	09/2014	10,421	100%
Total Properties Transferred	849,000		$58,331	99%

At September 30, 2014, EastGroup’s development program consisted of 19 projects (1,594,000 square feet), four of which were started in 2013 and fifteen in 2014. The projects, which were collectively 33% leased as of October 15, 2014, have a projected total cost of $116 million.

PROPERTY SALES

In July, EastGroup sold Tampa West Distribution Center VI (9,000 square feet) for $743,000 and recognized a gain on the sale of $236,000 in the third quarter. At the end of September, the Company sold Clay Campbell Distribution Center (118,000 square feet) and Kirby Business Center (125,000 square feet) in Houston for $13.4 million and recognized a gain on the sales of $7.2 million in the third quarter. The gains on the property sales, which total $7,417,000 for the third quarter, were not included in FFO.

Also during September, EastGroup sold a small parcel of land (0.1 acres) in Orlando in an eminent domain settlement. The land was sold for $141,000, and EastGroup recognized a gain of $98,000 on the transaction. The gain, which is included in FFO, is included in Other on the Consolidated Statements of Income and Comprehensive Income.

DIVIDENDS

EastGroup paid cash dividends of $.57 per share of common stock in the third quarter of 2014, which was the Company’s 139th consecutive quarterly cash distribution and represents an increase of 5.6% over last quarter's cash distribution of $.54 per share.  EastGroup has increased or maintained its dividend for 22 consecutive years and increased it 19 years over that period.  The Company’s payout ratio of dividends to FFO was 64% for the third quarter.  The annualized dividend rate of $2.28 per share yielded 3.6% on the closing stock price of $63.73 on October 15, 2014.

FINANCIAL STRENGTH AND FLEXIBILITY

EastGroup continues to maintain a strong and flexible balance sheet.  Debt-to-total market capitalization was 32.3% at September 30, 2014.  For the third quarter, the Company had both interest and fixed charge coverage ratios of 4.2x and a debt to earnings before interest, taxes, depreciation and amortization (EBITDA) ratio of 6.20. The adjusted debt to EBITDA ratio was 5.49 for the quarter. For this ratio, the Company (a) adjusts debt by subtracting the cost of developments in lease-up or under construction, (b) adjusts EBITDA by adding an estimate of net operating income for significant acquisitions as if the acquired properties were owned for the entire period, and (c) adjusts EBITDA by subtracting net operating income from developments in lease-up or under construction and from properties sold during the period.

Total debt at September 30, 2014 was $921.0 million comprised of $456.5 million of secured debt, $380.0 million of unsecured debt, and $84.5 million of unsecured bank credit facilities.

During the third quarter, EastGroup issued and sold 310,410 shares of common stock under its continuous equity program at an average price of $64.41 per share with gross proceeds to the Company of $20 million. For the nine

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

months ended September 30, 2014, the Company issued and sold a total of 944,548 shares of common stock under the program at an average price of $63.52 per share with gross proceeds of $60 million.

On July 10, 2014, EastGroup repaid (with no penalty) a mortgage loan that was scheduled to mature on October 10, 2014. The outstanding balance was $26.6 million, and the loan had an interest rate of 5.68%.

In late July, EastGroup closed a $75 million unsecured term loan with a five year term and interest only payments. It bears interest at the annual rate of LIBOR plus an applicable margin (currently 1.15%) based on the Company's senior unsecured long-term debt rating. The Company entered into an interest rate swap agreement to convert the loan's LIBOR rate component to a fixed interest rate for the entire term of the loan providing a total effective fixed interest rate of 2.846%.

OUTLOOK FOR REMAINDER OF 2014

FFO per share for 2014 is now estimated to be in the range of $3.45 to $3.47. The Company increased the mid-point from $3.45 to $3.46 and narrowed the range. Diluted EPS for 2014 is estimated to be in the range of $1.53 to $1.55.  The table below reconciles projected net income attributable to common stockholders to projected FFO.

	Low Range		High Range
	Q4 2014	Y/E 2014	Q4 2014	Y/E 2014
	(In thousands, except per share data)

Net income attributable to common stockholders	$12,902	48,126	13,542	48,754
Depreciation and amortization	17,688	69,737	17,688	69,737
Gain on sales of real estate investments	(1,768)	(9,280)	(1,768)	(9,280)
Funds from operations attributable to common stockholders	$28,822	108,583	29,462	109,211

Diluted shares	31,995	31,442	31,995	31,442

Per share data (diluted):
Net income attributable to common stockholders	$0.40	1.53	0.42	1.55
Funds from operations attributable to common stockholders	$0.90	3.45	0.92	3.47

The following assumptions for the fourth quarter were used for the mid-point:

•	Average occupancy of 95.8%.

•	Same property NOI increase of 3.0%; 5.6% increase without straight-line rent adjustments.

•	Development starts of 430,000 square feet with projected total investment of $32.2 million. For the year, a total of 1,666,000 square feet with projected total investment of $121.1 million.

•	No operating property acquisitions.

•	Operating property dispositions of approximately $3 million.

•	Termination fees exceeding bad debt expense by $426,000.

•	Floating rate bank debt at an average rate of 1.4%.

•	Common stock issuances of $17.5 million.

DEFINITIONS

The Company’s chief decision makers use two primary measures of operating results in making decisions:  (1) property net operating income (PNOI), defined as Income from real estate operations less Expenses from real estate operations (including market-based internal management fee expense) plus the Company's share of income and property operating expenses from its less-than-wholly-owned real estate investments, and (2) funds from operations attributable to common stockholders (FFO).  EastGroup defines FFO consistent with the National Association of Real Estate Investment Trusts’ definition, as net income (loss) attributable to common stockholders computed in accordance with U.S. generally accepted accounting principles (GAAP), excluding gains or losses from sales of depreciable real estate property and impairment losses, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

PNOI and FFO are supplemental industry reporting measurements used to evaluate the performance of the Company’s investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry’s calculations of PNOI and FFO provides supplemental indicators of the properties’

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performance since real estate values have historically risen or fallen with market conditions.  PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs.  Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company’s financial performance.

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its third quarter and review the Company’s current operations on Friday, October 17, 2014, at 11:00 a.m. Eastern Daylight Time.  A live broadcast of the conference call is available by dialing 1-866-952-1906 (conference ID: EastGroup) or by webcast through a link on the Company's website at eastgroup.net.  If you are unable to listen to the live conference call, a telephone and webcast replay will be available on Friday, October 17, 2014.  The telephone replay will be available until Friday, October 24, 2014, and can be accessed by dialing 1-800-283-4799.  Also, the replay of the webcast can be accessed through a link on the Company's website at eastgroup.net and will be available until Friday, October 24, 2014.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available in the Reports section of the Company’s website at eastgroup.net or upon request by calling the Company at 601-354-3555.

COMPANY INFORMATION

EastGroup Properties, Inc. is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona, California and North Carolina.  The Company’s goal is to maximize shareholder value by being the leading provider in its markets of functional, flexible, and quality business distribution space (primarily in the 5,000 to 50,000 square foot range) for location sensitive customers.  The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets.  EastGroup’s portfolio, including development projects in lease-up and under construction, currently includes 35 million square feet.  EastGroup Properties, Inc. press releases are available on the Company’s website at eastgroup.net.

FORWARD-LOOKING STATEMENTS

The Company's assumptions and financial projections in this release are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as “will,” “anticipates,” “expects,” “believes,” “intends,” “plans,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.  All statements that address operating performance, events or developments that the Company expects or anticipates will occur in the future, including statements relating to rent and occupancy growth, development activity, the acquisition or sale of properties, general conditions in the geographic areas where the Company operates and the availability of capital, are forward-looking statements.  Forward-looking statements are inherently subject to known and unknown risks and uncertainties, many of which the Company cannot predict, including, without limitation:

•	changes in general economic conditions;

•	the extent of customer defaults or of any early lease terminations;

•	the Company's ability to lease or re-lease space at current or anticipated rents;

•	the availability of financing;

•	failure to maintain credit ratings with rating agencies;

•	changes in the supply of and demand for industrial/warehouse properties;

•	increases in interest rate levels;

•	increases in operating costs;

•	natural disasters, terrorism, riots and acts of war, and the Company's ability to obtain adequate insurance;

•	changes in governmental regulation, tax rates and similar matters; and

•
other risks associated with the development and acquisition of properties, including risks that development projects may not be completed on schedule, development or operating costs may be greater than anticipated or acquisitions may not close as scheduled.

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Although the Company believes that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, the Company can give no assurance that such expectations will be achieved.  The Company assumes no obligation whatsoever to publicly update or revise any forward-looking statements.  See also the information contained in the Company’s reports filed or to be filed from time to time with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
REVENUES
Income from real estate operations	$55,896	51,144	162,474	148,254
Other income	61	34	114	220
	55,957	51,178	162,588	148,474
EXPENSES
Expenses from real estate operations	15,899	14,561	46,536	41,765
Depreciation and amortization	17,779	16,921	52,101	48,784
General and administrative	3,373	2,589	9,779	8,730
Acquisition costs	—	16	160	183
	37,051	34,087	108,576	99,462

OPERATING INCOME	18,906	17,091	54,012	49,012
OTHER INCOME (EXPENSE)
Interest expense	(8,781)	(8,845)	(26,665)	(26,183)
Gain on sales of real estate investments	7,417	—	7,512	—
Other	319	249	758	728
INCOME FROM CONTINUING OPERATIONS	17,861	8,495	35,617	23,557

DISCONTINUED OPERATIONS
Income from real estate operations	—	19	—	55
INCOME FROM DISCONTINUED OPERATIONS	—	19	—	55
NET INCOME	17,861	8,514	35,617	23,612
Net income attributable to noncontrolling interest in joint ventures	(132)	(151)	(398)	(452)

NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	17,729	8,363	35,219	23,160

Other comprehensive income (loss) - cash flow hedges	1,063	(1,597)	(1,714)	743
TOTAL COMPREHENSIVE INCOME	$18,792	6,766	33,505	23,903

BASIC PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$0.56	0.28	1.13	0.77
Income from discontinued operations	0.00	0.00	0.00	0.00
Net income attributable to common stockholders	$0.56	0.28	1.13	0.77
Weighted average shares outstanding	31,515	30,281	31,156	30,029

DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$0.56	0.28	1.13	0.77
Income from discontinued operations	0.00	0.00	0.00	0.00
Net income attributable to common stockholders	$0.56	0.28	1.13	0.77
Weighted average shares outstanding	31,644	30,400	31,256	30,124

AMOUNTS ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$17,729	8,344	35,219	23,105
Income from discontinued operations	—	19	—	55
Net income attributable to common stockholders	$17,729	8,363	35,219	23,160

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EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

NET INCOME	$17,861	8,514	35,617	23,612
Interest income	(127)	(133)	(379)	(401)
Gain on sales of real estate investments	(7,417)	—	(7,512)	—
Company's share of interest expense from unconsolidated investment	71	73	213	221
Company's share of depreciation from unconsolidated investment	34	33	100	100
Other income	(61)	(34)	(114)	(220)
Interest rate swap ineffectiveness	—	—	1	(29)
Gain on sales of non-operating real estate	(98)	(24)	(98)	(24)
Income from discontinued operations	—	(19)	—	(55)
Depreciation and amortization from continuing operations	17,779	16,921	52,101	48,784
Interest expense (1)	8,781	8,845	26,665	26,183
General and administrative expense (2)	3,373	2,589	9,779	8,730
Acquisition costs	—	16	160	183
Noncontrolling interest in PNOI of consolidated 80% joint ventures	(209)	(235)	(636)	(721)
PROPERTY NET OPERATING INCOME (PNOI)	$39,987	36,546	115,897	106,363

COMPONENTS OF PNOI:
PNOI from Same Properties	$37,460	36,118	103,947	101,834
PNOI from 2013 and 2014 Acquisitions	648	—	4,369	1,525
PNOI from 2013 and 2014 Development Properties	1,701	180	6,981	2,244
PNOI from 2014 Dispositions	217	301	719	891
Other PNOI	(39)	(53)	(119)	(131)
TOTAL PNOI	$39,987	36,546	115,897	106,363

NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$17,729	8,363	35,219	23,160
Depreciation and amortization from continuing operations	17,779	16,921	52,101	48,784
Depreciation and amortization from discontinued operations	—	27	—	107
Company's share of depreciation from unconsolidated investment	34	33	100	100
Depreciation and amortization from noncontrolling interest	(50)	(58)	(153)	(186)
Gain on sales of real estate investments	(7,417)	—	(7,512)	—
FUNDS FROM OPERATIONS (FFO) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$28,075	25,286	79,755	71,965

NET INCOME	$17,861	8,514	35,617	23,612
Interest expense (1)	8,781	8,845	26,665	26,183
Company's share of interest expense from unconsolidated investment	71	73	213	221
Depreciation and amortization from continuing operations	17,779	16,921	52,101	48,784
Depreciation and amortization from discontinued operations	—	27	—	107
Company's share of depreciation from unconsolidated investment	34	33	100	100
Gain on sales of real estate investments	(7,417)	—	(7,512)	—
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)	$37,109	34,413	107,184	99,007

DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$0.56	0.28	1.13	0.77
Income from discontinued operations	0.00	0.00	0.00	0.00
Net income attributable to common stockholders	$0.56	0.28	1.13	0.77

Funds from operations (FFO) attributable to common stockholders	$0.89	0.83	2.55	2.39

Weighted average shares outstanding for EPS and FFO purposes	31,644	30,400	31,256	30,124

(1)  Net of capitalized interest of $1,346 and $1,281 for the three months ended September 30, 2014 and 2013, respectively; and $3,682 and $3,841 for the nine months ended September 30, 2014 and 2013, respectively.

2) Net of capitalized development costs of $897 and $1,028 for the three months ended September 30, 2014 and 2013, respectively; and $3,077 and $2,873 for the nine months ended September 30, 2014 and 2013, respectively.